Exhibit-99.906CERT

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: The Greater China Fund, Inc.

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1.                           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:	February 26, 2007	/s/Ronald G.M. Watt
Ronald G.M. Watt
President and Principal Executive Officer

Date:	February 26, 2007	/s/Joseph Malone
Joseph Malone
Treasurer and Principal Financial Officer